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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

     .......................................................

     (5)  Total fee paid:

     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................


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NEWS RELEASE                                    [MACKENZIE PARTNERS, INC. LOGO]


CONTACT:
--------
Stanley J. Kay, Jr.
MacKenzie Partners, Inc.
(212) 929-5940


FOR IMMEDIATE RELEASE
---------------------

WYSER-PRATTE, SPEAR LEEDS WELCOME REXENE/HUNTSMAN MERGER AGREEMENT.

NEW YORK, NEW YORK, June 10, 1997 -- Guy P. Wyser-Pratte, President of Wyser-Pratte & Co., Inc. and Fred Kambeitz, a partner at Spear, Leeds & Kellog stated today that they welcomed the signing of a merger agreement between Rexene Corporation (NYSE: RXN) and Huntsman Corporation.

They said they were pleased to have played a leading role in calling the special shareholders meeting, which was the catalyst for the transaction.

Messrs. Wyser-Pratte and Kambeitz also said it was unfortunate that the transaction had taken so long to reach this point, but they expressed satisfaction with the final round of negotiations between Rexene and Huntsman. "This shows what can be accomplished when people work together towards a constructive objective that benefits all shareholders," they stated.

Messrs. Wyser-Pratte and Kambeitz also praised Huntsman for persisting with its efforts over the past year to acquire Rexene.

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